Exhibit 5.1

February 24, 2026

Hyliion Holdings Corp.

1202 BMC Drive, Suite 100

Cedar Park, Texas 78613

Ladies and Gentlemen:

We have acted as counsel for Hyliion Holdings Corp., a Delaware corporation (the “Company”), with respect to certain legal matters in connection with the registration by the Company under the Securities Act of 1933 (the “Securities Act”) of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of up to $500,000,000 maximum aggregate offering price of (1) common stock, $0.0001 par value per share (the “Common Stock”); (2) shares of preferred stock, $0.0001 par value per share (the “Preferred Stock”); (3) debt securities of the Company (the “Debt Securities”), which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness, certain of which may be convertible or exchangeable into Common Stock; (4) warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and (5) units comprising one or more shares of Common Stock, Preferred Stock, Debt Securities or Warrants in any combination (the “Units”, and together with the Common Stock, Preferred Stock, Debt Securities and Warrants, the “Securities”). The Company has advised us that the Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (“Prospectus Supplements”) to the prospectus (the “Prospectus”) contained in the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to which this opinion is an exhibit. As used herein, “Transaction Agreements” means the Indenture (as defined below) and any officer’s certificate or supplemental indenture establishing the terms of the Debt Securities.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (1) the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, each as amended to the date hereof; (2) resolutions (the “Resolutions”) adopted by the Board of Directors of the Company (the Board of Directors, or to the extent permitted by Section 141 of the General Corporation Law of the State of Delaware (the “DGCL”), a duly constituted and acting committee thereof, being referred to herein as the “Board”); (3) the Registration Statement; (4) the form of Indenture filed as an exhibit to the Registration Statement; and (5) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

As to any facts material to the opinions contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deemed such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Vinson & Elkins LLP Attorneys at Law Austin Dallas Denver Dubai Dublin Houston London Los Angeles New York Richmond San Francisco Tokyo Washington	The Grace Building, 1114 Avenue of the Americas, 32nd Floor New York, NY 10036 Tel +1.212.237.0000 Fax +1.212.237.0100 velaw.com

In rendering the opinions set forth below, we have assumed that (1) all information contained in all documents reviewed by us is true and correct; (2) all signatures on all documents examined by us are genuine; (3) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (4) each natural person signing any document reviewed by us had the legal capacity to do so; (5) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity; (6) the Registration Statement, and any post-effective amendments thereto, will be effective and comply with all applicable laws; (7) one or more Prospectus Supplements will have been prepared and filed with the Securities and Exchange Commission describing the Securities offered thereby; (8) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and an applicable Prospectus Supplement; (9) the debt indenture, between the Company and the trustee named therein (the “Trustee”) will be duly authorized, executed and delivered by the Trustee (the “Indenture”) in the form of Exhibit 4.4 to the Registration Statement, and any supplemental indenture to the Indenture or other instruments establishing a series of Debt Securities to be issued under the Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us or with changes that do not affect the opinions given hereunder; (10) any Debt Securities will be governed, in whole or in part by, and construed in accordance with, the laws of the State of New York and the Transaction Agreements are each valid, binding and enforceable agreements of each party thereto with respect to New York law; (11) at the time of any offering or sale of Securities, that the Company will have at least such number of Securities authorized, created and, if appropriate, reserved for issuance; (12) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (13) any Common Stock issuable upon conversion of any Debt Securities being offered and sold will at the time of such offering or sale have been duly authorized and, if appropriate, reserved for issue upon such conversion.

Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

(1) With respect to shares of Common Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and non-assessable.

(2) With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the voting powers, designations, preferences, rights and qualifications, limitations and restrictions of the series and the filing of a certificate of designations with respect to the series with the Secretary of State of the State of Delaware as required under Section 151 of the DGCL and (b) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock have been properly issued) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration thereof (not less than the par value of the Preferred Stock) provided for therein and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

(3) With respect to the Debt Securities to be issued under the Indenture, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance and sale of such Debt Securities, the terms of such Debt Securities and related Transaction Agreements, the terms of the offering thereof and related matters, (c) the terms of such Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or any of its assets or properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its assets or properties and (d) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration provided for therein, such Debt Securities will be legally issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and will be entitled to the benefits of the Indenture.

(4) With respect to the Warrants, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters, (b) the terms of any Warrants and their issuance and sale have been duly authorized by all necessary corporate action of the Company and (c) such Warrants have been duly executed, countersigned and delivered in accordance with the applicable warrant agreement and against payment of the purchase price therefor in accordance with the applicable purchase, underwriting or similar agreement approved by the Board and as contemplated by the Registration Statement, the Prospectus, and the related Prospectus Supplement, such Warrants will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

(5) With respect to the Units, when (a) the Board has taken all necessary corporate action to approve and establish the terms of the Units, the issuance of the Units, the terms of the offering thereof and related matters, (b) the agreements relating to the Units have been duly authorized and validly executed by the parties thereto and (c) the Units or certificates representing the Units have been duly executed, countersigned, registered and delivered in accordance with the appropriate agreements relating to the Units and the applicable definitive purchase, underwriting or similar agreement approved by the Board, then either (i) upon payment of the consideration therefor provided therein or (ii) upon conversion, exchange or exercise of any other Securities in accordance with the terms of the Securities or the instrument governing the Securities providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board, and, in each case, as contemplated by the Registration Statement, the Prospectus, and the related Prospectus Supplement, such Units will be legally issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Insofar as our foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, they are subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and subject to general principles of equity, regardless of whether such is considered in a proceeding in equity or at law.

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited in all respects to the laws of the State of New York, the Delaware General Corporation Law and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.